EXHIBIT 21

SUBSIDIARIES OF STARBUCKS CORPORATION

The list below excludes certain subsidiaries which, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary under SEC rules as of October 2, 2011.

Entity Name	Organized Under the Laws of:
Alki Limited Partnership	United Kingdom
AmRest Coffee Sp. z o. o.	Poland
AmRest Coffee s.r.o.	Czech Republic
AmRest Kavezo Kft.	Hungary
Beijing Starbucks Coffee Co., Ltd.	China
Berjaya Starbucks Coffee Company Sdn. Bhd.	Malaysia
Cafe Sirena S. de R.L. de C.V.	Mexico
Café Sirena S.R.L.	Argentina
Chengdu Starbucks Coffee Company Limited	China
Coffee Concepts (Southern China) Limited	Hong Kong
Coffee House Holdings, Inc.	Washington
Corporacion Starbucks Farmer Support Center Columbia	Columbia
Emerald City C.V.	Netherlands
Evolution Fresh, Inc.	Delaware
Guangdong Starbucks Coffee Company Limited	China
High Grown Investment Group (Hong Kong) Ltd.	Hong Kong
Hubei Starbucks Coffee Company Limited	China
Koffee Sirena LLC	Russia
Marinopoulos Coffee Company Bulgaria EOOD	Bulgaria
Marinopoulos Coffee Company Cyprus Limited	Cyprus
Marinopoulos Coffee Company III S.R.L.	Romania
Marinopoulos Coffee Company S.A.	Greece
North American Coffee Partnership	New York
Olympic Casualty Insurance Company	Vermont
President Coffee (Cayman) Holdings Ltd.	Cayman Islands
President Starbucks Coffee (Shanghai) Company Limited	China
President Starbucks Coffee Corporation Taiwan Limited	Taiwan (Republic of China)
Qingdao American Starbucks Coffee Company Limited	China
Rain City C.V.	Netherlands
SBI Nevada, Inc.	Nevada
SCI Europe I, Inc.	Washington
SCI Europe II, Inc.	Washington
SCI Investment, Inc.	Washington
SCI UK I, Inc.	Washington
SCI Ventures, S.L.	Spain
Seattle Coffee Company	Georgia
Seattle’s Best Coffee LLC	Washington
Shaya Coffee Limited	Cyprus
Starbucks (China) Company Limited	China
Starbucks (Shanghai) Supply Chain Co., Ltd.	China
Starbucks Asia Pacific Investment Holding II Limited	Hong Kong
Starbucks Asia Pacific Investment Holding III Limited	Hong Kong
Starbucks Asia Pacific Investment Holding Limited	Hong Kong
Starbucks Brasil Comércio de Cafés Ltda.	Brazil
Starbucks CPG International, G.K.	Japan
Starbucks Capital Asset Leasing Company, LLC	Delaware
Starbucks Card Europe Limited	United Kingdom

Starbucks Coffee (Dalian) Company Limited	China
Starbucks Coffee (Liaoning) Company Limited	China
Starbucks Coffee (Shenzhen) Ltd.	China
Starbucks Coffee (Thailand) Ltd.	Thailand
Starbucks Coffee Agronomy Company S.R.L.	Costa Rica
Starbucks Coffee Argentina S.R.L.	Argentina
Starbucks Coffee Asia Pacific Limited	Hong Kong
Starbucks Coffee Austria GmbH	Austria
Starbucks Coffee Canada, Inc.	Canada
Starbucks Coffee Chile S.A.	Chile
Starbucks Coffee Company (Australia) Pty Ltd	Australia
Starbucks Coffee Company (Ireland) Limited	Ireland
Starbucks Coffee Company (UK) Limited	United Kingdom
Starbucks Coffee Deutschland GmbH	Germany
Starbucks Coffee Development (Yunan) Company Limited	China
Starbucks Coffee EMEA B.V.	Netherlands
Starbucks Coffee France S.A.S.	France
Starbucks Coffee Holdings (UK) Limited	United Kingdom
Starbucks Coffee International, Inc.	Washington
Starbucks Coffee Japan, Ltd.	Japan
Starbucks Coffee Korea Co., Ltd.	South Korea
Starbucks Coffee Netherlands B.V.	Netherlands
Starbucks Coffee Puerto Rico, LLC	Delaware
Starbucks Coffee Singapore Pte Ltd	Singapore
Starbucks Coffee Switzerland A.G.	Switzerland
Starbucks Coffee Trading Company Sarl	Switzerland
Starbucks Farmer Support Center Ethiopia Plc.	Ethiopia
Starbucks Farmer Support Center Rewanda Ltd.	Rwanda
Starbucks Farmer Support Center Tanzania Ltd.	Tanzania
Starbucks Holding Company	Washington
Starbucks Manufacturing Corporation	Washington
Starbucks Manufacturing EMEA B.V.	Netherlands
Starbucks New Venture Company	Washington
Starbucks Singapore Investment Pte.	Singapore
Starbucks Switzerland Austria Holdings B.V.	Netherlands
Starbucks-Marinopoulos SEE B.V.	Netherlands
Torrefazione Italia LLC	Washington
Torz and Macatonia Limited	United Kingdom
Xi’an Starbucks Coffee Company Limited	China